EXHIBIT 99.2

[LETTERHEAD OF BEAR STEARNS]

Contact:    Elizabeth Ventura (212) 272-9251
            John Quinn        (212) 272-5934

                         BEAR STEARNS REPORTS FULL YEAR

                    AND FOURTH QUARTER 2007 FINANCIAL RESULTS

   Record Year in Institutional Equities, Global Clearing Services and Private
                                Client Services

  Fourth quarter loss reflects net mortgage-related write downs of $1.9 billion

NEW YORK, NY - December 20, 2007 - The Bear Stearns Companies Inc. (NYSE:BSC) reported results today for the fiscal year and the fourth quarter ended November 30, 2007. For the fiscal year the company reported $1.52 earnings per share (diluted), compared with $14.27 for fiscal 2006. Net income for the fiscal year was $233 million compared with $2.1 billion earned in fiscal year ended November 30, 2006. Net revenues for the 2007 fiscal year were $5.9 billion, compared with $9.2 billion in the prior fiscal year. The after-tax return on common stockholders' equity was 1.8% for fiscal 2007.

In early November the company announced that it anticipated write-downs of approximately $1.2 billion in mortgage inventory net of hedges. At November 30, total net inventory write-downs were $1.9 billion. These write-downs served to reduce fourth quarter earnings per share (diluted) by $8.21. Including these write-downs the company reported a loss for the fourth quarter ended November 30, 2007 of $6.90 per share(1). For the comparable fourth quarter of 2006, the company reported earnings per share (diluted) of $4.00. The net loss for the fourth quarter of 2007 was

----------
(1) Due to the net loss in the fourth quarter of 2007, unvested units and stock options from stock compensation awards were not included in the computation of diluted net loss per share because to do so would have been antidilutive. The full year diluted earnings per share computation includes the dilutive effect of weighted average CAP plan and restricted stock units, together with the dilutive effect of stock options. The exclusion of such unvested units and stock options in the fourth quarter increased the computation of loss per share by $.62 per share.

$854 million as compared with net income of $563 million for the fourth quarter of 2006. Net revenues for the 2007 fourth quarter were a loss of $379 million down from revenues of $2.4 billion for the 2006 fourth quarter.

"We are obviously upset with our 2007 results, particularly in light of the fact that weakness in fixed income more than offset strong and, in some areas, record-setting performance in other businesses," said James E. Cayne, chairman and chief executive officer. "Our underlying fixed income franchise remains strong and we have taken steps to size the division to market conditions. We are taking appropriate measures to position Bear Stearns for renewed profitability in 2008 by focusing our resources on the businesses with growth potential in the current environment, while streamlining our operations in areas with lower expected activity levels. We are confident that these efforts will ensure Bear Stearns remains a strong and profitable competitor in the global marketplace in the years to come."

"When Bear Stearns became a public company, consistent with our entrepreneurial roots and to ensure alignment of interests between management and shareholders, we designed our executive compensation programs to pay for performance. In a year in which we produced unacceptable results, the plans are working as they were designed -- and the members of the executive committee will not receive any bonuses for 2007."

A brief discussion of the firm's business segments follows:

CAPITAL MARKETS

Fourth Quarter

Net revenues in Capital Markets, which includes Institutional Equities, Fixed Income and Investment Banking, were a loss of $956 million in the fourth quarter of 2007, down from net revenues of $1.9 billion in the fourth quarter ended November 30, 2006.

o Institutional Equities net revenues were $384 million, down 11% from $430 million in the fourth quarter of 2006. Record results from international equity sales and trading and continued strong results from domestic equity sales drove this quarterly performance partially offset by reduced performance in structured equity products.

o Fixed Income net revenues were a loss of $1.5 billion, down from net revenues of $1.1 billion in the fourth quarter of 2006. The continued re-pricing of credit risk and the severe dislocation in the structured products market led to illiquidity in the fixed income markets, lower levels of client activity across the fixed income sector and a significant revaluation of mortgage inventory. Total write-downs were $1.9 billion in the quarter net of hedges.

o Investment Banking net revenues were $205 million in the fourth quarter of 2007, down 44% from the $364 million in the comparable prior-year period. This decrease reflects lower fees from fixed income underwriting which were partially offset by continued strong merger and acquisition activity levels.

Full Year

Capital Markets net revenues were $3.9 billion in fiscal year 2007, a decrease of 46% from the $7.3 billion reported in 2006.

o Institutional Equities net revenues in the 2007 fiscal year were up 10% to a record $2.2 billion from $2.0 billion in fiscal 2006. International sales and trading, risk arbitrage and principal strategies all delivered record results.

o Fixed Income net revenues were $685 million in 2007, down from $4.2 billion in 2006. Results for 2007 were heavily influenced by the severe market conditions across the fixed income sector. More broadly, the re-pricing of credit also led to significantly lower net revenue levels due to illiquidity in the markets as trading activity levels deteriorated across the spectrum of fixed income products.

o Investment Banking reported net revenues of $1.1 billion in fiscal 2007, down 8% from $1.2 billion in the prior fiscal year. Increases in equity underwriting and higher transaction volumes in advisory areas were more than offset by lower fixed income underwriting net revenues and merchant banking results.

GLOBAL CLEARING SERVICES

Fourth Quarter

Fourth quarter 2007 Global Clearing Services net revenues were $276 million, up 2% from $271 million in the fourth quarter of 2006. Net interest revenues increased due to higher margin debt balances. Average customer margin debt balances for the quarter ended November 30, 2007 were $82.1 billion, up from $72.0 billion in the prior year quarter. Customer short balances averaged $84.6 billion during the fourth quarter of 2007, down from the prior year fourth quarter average of $90.0 billion.

Full Year

Net revenues for the 2007 fiscal year in Global Clearing Services were a record $1.2 billion, up 11% from $1.1 billion in fiscal 2006. Net interest revenues increased due to higher average customer margin debt and average customer short balances. Average customer margin debt balances in 2007 were $90.3 billion compared with $68.4 billion in the fiscal year ended November 30, 2006. Customer short balances averaged $95.6 billion during the 2007 fiscal year, up from the average of $82.6 billion for the 2006 fiscal year.

WEALTH MANAGEMENT

Fourth Quarter

Wealth Management net revenues were $272 million in the fourth quarter of 2007, up 10% from $247 million in the fourth quarter of 2006.

o Private Client Services net revenues were a record $161 million in the fourth quarter of 2007, an increase of 20% from $134 million in the 2006 quarter. Increased equity in client accounts, higher client activity levels and the continued growth in fee-based assets drove the quarterly revenue increase.

o Asset Management net revenues were $111 million for the fourth quarter of 2007 down slightly from $113 million in the prior year quarter. Performance and management fees increased compared with the year ago period but were offset by reduced principal gains.

Full Year

Wealth Management net revenues were $830 million in fiscal 2007, a decrease of 3% compared with $858 million in fiscal 2006.

o Net revenues from Private Client Services rose 15% to a record $602 million for the 2007 fiscal year from $522 million for fiscal 2006. Higher performance and management fees due to strong performance and higher levels of fee-based assets drove record results.

o Asset Management reported net revenues of $228 million in the 2007 fiscal year, down 32% from $336 million in the prior year. The decline resulted from write-offs associated with receivables from and investments in the hedge funds, and lower management fees related to proprietary hedge fund products. Assets under management decreased due to a transfer of assets to a newly formed minority-owned affiliated asset manager and reductions in alternative assets under management. As of November 30, 2007 assets under management decreased to $44.6 billion from $52.5 billion as of November 30, 2006.

EXPENSES

Fourth Quarter

o Compensation expenses were $326 million in the quarter ended November 30, 2007, down 69% from $1.1 billion in the 2006 quarter.

o Non-compensation expenses were $666 million in the 2007 quarter, up 42% from $468 million in the 2006 quarter. The increase is related to severance and legal expense as well as higher occupancy fees, professional fees, and communications and technology costs.

Full Year

o In the fiscal year ended November 30, 2007, compensation as a percentage of net revenues was 57.6% as compared with 47.1% for the 2006 fiscal year.

o Non-compensation expenses for the fiscal year 2007 were $2.3 billion, 34% higher than the $1.7 billion reported in 2006. Expenses rose due to higher occupancy expenses, professional fees, and communications and technology costs associated with increased headcount as well as a write-down of intangible assets, representing goodwill and specialist rights of Bear Wagner Specialists and severance charges included in other expenses.

For fiscal year 2007 the pre-tax margin was 3.2% versus 34.1% in fiscal year
2006.

As of November 30, 2007, total capital, including stockholders' equity and long-term borrowings, was $80.3 billion. Book value on November 30, 2007 was $84.09 per share, based on 136.2 million shares outstanding. The company repurchased approximately 12.0 million shares of its common stock at a total cost of $1.7 billion during fiscal 2007.

Quarterly Common Stock Cash Dividend Declared

The Board of Directors of The Bear Stearns Companies Inc. declared a regular quarterly cash dividend of $0.32 per share on the outstanding shares of common stock payable January 25, 2008, to stockholders of record on January 15, 2008.

Quarterly Preferred Stock Cash Dividends Declared

The Board of Directors of The Bear Stearns Companies Inc. declared the following regular quarterly dividends: (i) a cash dividend of $3.075 per share on the outstanding shares of 6.15% Cumulative Preferred Stock, Series E (which is equivalent to 76.875 cents per related depositary share); (ii) a cash dividend of $2.86 per share on the outstanding shares of 5.72% Cumulative Preferred Stock, Series F (which is equivalent to 71.50 cents per related depositary share); and (iii) a cash dividend of $2.745 per share on the outstanding shares of 5.49% Cumulative Preferred Stock, Series G (which is equivalent to 68.625 cents per related depositary share); all payable January 15, 2008 to stockholders of record on December 31, 2007.

About Bear Stearns

Founded in 1923, Bear Stearns (NYSE: BSC) is a leading financial services firm serving governments, corporations, institutions and individuals worldwide. The Company's core business lines include institutional equities, fixed income, investment banking, global clearing services, asset management, and private client services. Headquartered in New York City, the company has approximately 14,000 employees worldwide. For additional information about Bear Stearns, please visit the firm's Web site at bearstearns.com.

                                       ***

                            Financial Tables Attached

Certain statements contained in this discussion are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ materially from those discussed in the forward-looking statements. For a discussion of the risks and uncertainties that may affect the company's future results, please see "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Risk Management" in the company's 2006 Annual Report to Stockholders and similar sections in the company's quarterly reports on Form 10-Q which have been filed with the Securities and Exchange Commission.

A conference call to discuss the company's results will be held on December 20, 2007, at 10:00 a.m., (ET). Those wishing to listen to the conference call should dial 1-800-374-2412 (or 1-706-634-7253 for international callers) at least 10 minutes prior to the commencement of the call to ensure connection. The conference call will also be accessible through our Web site at http://www.bearstearns.com. For those unable to listen to the live broadcast of the call, a replay will be available on our Web site or by dialing 1-800-642-1687 (or 1-706-645-9291 for international callers) at approximately 1:00 p.m. E.S.T. The pass code for the replay is 26183824. The replay will be available until midnight on January 4, 2007. If you have any questions on how to obtain access to the conference call, please contact Anthea Zeimann at 1-212-272-4417 or via email at azeimann@bear.com.

                         THE BEAR STEARNS COMPANIES INC.
                                  SEGMENT DATA
                                   (UNAUDITED)

                                                                        Three Months Ended                      % Change From
                                                           ------------------------------------------      -------------------------
                                                            November 30,   November 30,   August 31,       November 30,   August 31,
                                                                2007           2006         2007               2006          2007
                                                           ------------------------------------------      -------------------------
                                                                          (in millions)
NET REVENUES

Capital Markets
         Institutional Equities                            $        384    $        430    $      719             (11%)        (47%)
         Fixed Income                                            (1,545)          1,116           118              nm           nm
         Investment Banking                                         205             364           211             (44%)         (3%)
                                                           ------------    ------------    ----------
 Total Capital Markets                                             (956)          1,910         1,048              nm           nm

Global Clearing Services                                            276             271           332               2%         (17%)

Wealth Management
         Private Client Services(1)                                 161             134           148              20%           9%
         Asset Management                                           111             113          (186)             (2%)         nm
                                                           ------------    ------------    ----------
 Total Wealth Management                                            272             247           (38)             10%          nm

Other(2)                                                             29             (15)          (11)             nm           nm
                                                           ------------    ------------    ----------

             Total net revenues                            $       (379)   $      2,413    $    1,331              nm           nm
                                                           ============    ============    ==========

PRE-TAX INCOME

Capital Markets                                            $     (1,587)   $        809    $      242              nm           nm
Global Clearing Services                                            145             108           153              34%          (5%)
Wealth Management                                                    81              31          (227)            161%          nm
Other(3)                                                            (10)            (55)            7              82%          nm
                                                           ------------    ------------    ----------

             Total pre-tax (loss)/income                   $     (1,371)   $        893    $      175              nm           nm
                                                           ============    ============    ==========


(1) Private Client Services Detail:
      Gross Revenues, before transfer to
           Capital Markets Segment                         $        191    $        163    $      169
      Revenue transferred to
           Capital Markets Segment                                  (30)            (29)          (21)
                                                           ------------    ------------    ----------
                    Private Client Services net revenues   $        161    $        134    $      148
                                                           ============    ============    ==========


                                                                Twelve Months ended          % Change
                                                           ----------------------------    ------------
                                                           November 30,    November 30,
                                                               2007            2006
                                                           ----------------------------
                                                                  (in millions)
Capital Markets
         Institutional Equities                            $      2,158    $      1,961          10%
         Fixed Income                                               685           4,190         (84%)
         Investment Banking                                       1,076           1,170          (8%)
                                                           ------------    ------------
 Total Capital Markets                                            3,919           7,321         (46%)

Global Clearing Services                                          1,200           1,077          11%

Wealth Management
         Private Client Services(1)                                 602             522          15%
         Asset Management                                           228             336         (32%)
                                                           ------------    ------------
 Total Wealth Management                                            830             858          (3%)

Other(2)                                                             (4)            (29)         86%
                                                           ------------    ------------

             Total net revenues                            $      5,945    $      9,227         (36%)
                                                           ============    ============

PRE-TAX INCOME

Capital Markets                                            $       (232)   $      2,801          nm
Global Clearing Services                                            566             465          22%
Wealth Management                                                   (45)             69          nm
Other(3)                                                            (96)           (188)         49%
                                                           ------------    ------------

             Total pre-tax (loss)/income                   $        193    $      3,147         (94%)
                                                           ============    ============

(1) Private Client Services Detail:
      Gross Revenues, before transfer to
           Capital Markets Segment                         $        710    $        620
      Revenue transferred to
           Capital Markets Segment                                 (108)            (98)
                                                           ------------    ------------
                    Private Client Services net revenues   $        602    $        522
                                                           ============    ============

(2) Includes consolidation and elimination entries.

(3) Includes certain legal costs and costs related to the Capital Accumulation Plan for Senior Managing Directors ("CAP Plan").

nm - not meaningful

Note: Certain prior period items have been reclassified to conform to the current period's presentation.

                         THE BEAR STEARNS COMPANIES INC.
                        CONSOLIDATED STATEMENTS OF INCOME
                                   (UNAUDITED)

                                                                                     Three Months Ended
                                                              ------------------------------------------------------------------
                                                                 November 30,            November 30,            August 31,
                                                                     2007                    2006                   2007
                                                              ------------------------------------------------------------------
                                                                        (in millions, except share and per share data)

REVENUES
    Commissions                                                $             328      $              291      $             354
    Principal transactions                                                (1,543)                  1,258                    301
    Investment banking                                                       348                     394                    277
    Interest and dividends                                                 2,724                   2,378                  3,369
    Asset management and other income                                        181                     153                     39
                                                               -----------------      ------------------      -----------------
       Total revenues                                                      2,038                   4,474                  4,340
    Interest expense                                                       2,417                   2,061                  3,009
                                                               -----------------      ------------------      -----------------
       Revenues, net of interest expense                                    (379)                  2,413                  1,331
                                                               -----------------      ------------------      -----------------

NON-INTEREST EXPENSES
    Employee compensation and benefits                                       326                   1,052                    664
    Floor brokerage, exchange and clearance fees                              80                      58                     80
    Communications and technology                                            156                     130                    151
    Occupancy                                                                 74                      55                     69
    Advertising and market development                                        44                      39                     49
    Professional fees                                                        109                      82                     91
    Other expenses                                                           203                     104                     52
                                                               -----------------      ------------------      -----------------
       Total non-interest expenses                                           992                   1,520                  1,156
                                                               -----------------      ------------------      -----------------

    (Loss)/income before provision for income taxes                       (1,371)                    893                    175
    (Benefit from)/provision for income taxes                               (517)                    330                      4
                                                               -----------------      ------------------      -----------------

    Net (loss)/income                                          $            (854)     $              563      $             171
    Preferred stock dividends                                                  5                       5                      5
                                                               -----------------      ------------------      -----------------

    Net (loss)/income applicable to common shares              $            (859)     $              558      $             166
                                                               =================      ==================      =================

    Adjusted net (loss)/income used for diluted earnings
      per share(1)                                             $            (878)     $              584      $             168
                                                               =================      ==================      =================

    Basic earnings per share                                   $           (6.90)     $             4.42      $            1.30
                                                               =================      ==================      =================
    Diluted earnings per share                                 $           (6.90)(2)  $             4.00      $            1.16
                                                               =================      ==================      =================

    Weighted average common shares outstanding:
            Basic                                                    127,119,245             129,182,315            128,949,234
                                                               =================      ==================      =================
            Diluted                                                  127,119,245 (2)         145,923,131            145,105,029
                                                               =================      ==================      =================

    Cash dividends declared per common share                   $            0.32      $             0.28      $            0.32
                                                               =================      ==================      =================

                                                                    % Change From
                                                           ---------------------------------
                                                            November 30,       August 31,
                                                                2006              2007
                                                           ---------------------------------

REVENUES
    Commissions                                                    13%               (7%)
    Principal transactions                                         nm                nm
    Investment banking                                            (12%)              26%
    Interest and dividends                                         15%              (19%)
      Asset management and other income                            18%              364%

       Total revenues                                             (54%)             (53%)
    Interest expense                                               17%              (20%)

       Revenues, net of interest expense                         (116%)            (128%)

NON-INTEREST EXPENSES
    Employee compensation and benefits                            (69%)             (51%)
    Floor brokerage, exchange and clearance fees                   38%                0%
    Communications and technology                                  20%                3%
    Occupancy                                                      35%                7%
    Advertising and market development                             13%              (10%)
    Professional fees                                              33%               20%
    Other expenses                                                 95%              290%

       Total non-interest expenses                                (35%)             (14%)

    (Loss)/income before provision for income taxes                nm                nm
    (Benefit from)/provision for income taxes                      nm                nm

    Net (loss)/income                                              nm                nm
    Preferred stock dividends                                      (0%)              (0%)

    Net (loss)/income applicable to common shares                  nm                nm

    Adjusted net (loss)/income used for diluted earnings
      per share(1)                                                 nm                nm

    Basic earnings per share                                       nm                nm

    Diluted earnings per share                                     nm                nm

    Weighted average common shares outstanding:
            Basic

            Diluted

    Cash dividends declared per common share

(1) Represents net (loss)/income reduced for preferred stock dividends and increased for costs related to the CAP Plan and the redemption of preferred stock. For earnings per share, the costs related to the CAP Plan (net of tax) are added back as the shares related to the CAP Plan are included in weighted average common shares outstanding.

(2) Due to the net loss in the fourth quarter of 2007, the Diluted EPS calculation excludes 15.1 million dilutive potential common shares, as they were antidilutive.

nm - not meaningful

                         THE BEAR STEARNS COMPANIES INC.
                        CONSOLIDATED STATEMENTS OF INCOME
                                   (UNAUDITED)


                                                                        Twelve Months Ended                          % Change
                                                         --------------------------------------------------      -----------------
                                                              November 30,               November 30,
                                                                  2007                       2006
                                                         ----------------------      ----------------------
                                                           (in millions, except share and per share data)

REVENUES
    Commissions                                          $               1,269       $               1,163              9%
    Principal transactions                                               1,323                       4,995            (74%)
    Investment banking                                                   1,380                       1,334              3%
    Interest and dividends                                              11,556                       8,536             35%
    Asset management and other income                                      623                         523             19%
                                                         ---------------------       ---------------------
       Total revenues                                                   16,151                      16,551             (2%)
    Interest expense                                                    10,206                       7,324             39%
                                                         ---------------------       ---------------------
       Revenues, net of interest expense                                 5,945                       9,227            (36%)
                                                         ---------------------       ---------------------

NON-INTEREST EXPENSES
    Employee compensation and benefits                                   3,425                       4,343            (21%)
    Floor brokerage, exchange and clearance fees                           279                         227             23%
    Communications and technology                                          578                         479             21%
    Occupancy                                                              264                         198             33%
    Advertising and market development                                     179                         147             22%
    Professional fees                                                      362                         280             29%
    Impairment of goodwill and specialist rights                           227                           -             nm
    Other expenses                                                         438                         406              8%
                                                         ---------------------       ---------------------
       Total non-interest expenses                                       5,752                       6,080             (5%)
                                                         ---------------------       ---------------------

    Income before provision for income taxes                               193                       3,147            (94%)
    (Benefit from)/provision for income taxes                              (40)                      1,093           (104%)
                                                         ---------------------       ---------------------

    Net income                                           $                 233       $               2,054            (89%)
    Preferred stock dividends                                               21                          21             (0%)
                                                         ---------------------       ---------------------

    Net income applicable to common shares               $                 212       $               2,033            (90%)
                                                         =====================       =====================

    Adjusted net income used for diluted earnings
        per share(1)                                     $                 223       $               2,121            (89%)
                                                         =====================       =====================

    Basic earnings per share                             $                1.68       $               15.79            (89%)
                                                         =====================       =====================
    Diluted earnings per share                           $                1.52       $               14.27            (89%)
                                                         =====================       =====================

    Weighted average common shares outstanding:
            Basic                                                  130,208,999                 131,711,382
                                                         =====================       =====================
            Diluted                                                146,442,842                 148,575,469
                                                         =====================       =====================

    Cash dividends declared per common share             $                1.28       $                1.12
                                                         =====================       =====================

(1) Represents net income reduced for preferred stock dividends and increased for costs related to the CAP Plan and the redemption of preferred stock. For earnings per share, the costs related to the CAP Plan (net of tax) are added back as the shares related to the CAP Plan are included in weighted average common shares outstanding.

nm - not meaningful

                         THE BEAR STEARNS COMPANIES INC.
                         SELECTED FINANCIAL INFORMATION
                                   (UNAUDITED)

                                                                      Twelve Months Ended
                                                             -----------------------------------  -----------------------
                                                                November 30,       November 30,         November 30,
                                                                    2007              2006                 2007
                                                             -----------------------------------  -----------------------
                                                                                                   (in millions, except
                                                                                                   common share data and
                                                                                                        other data)
Results
Revenues, net of interest expense                             $         5,945    $         9,227    $          (379)
Net income/(loss)                                             $           233    $         2,054    $          (854)
Net income/(loss) applicable to common shares                 $           212    $         2,033    $          (859)
Adjusted net income/(loss) used for diluted
  earnings per share (1)                                      $           223    $         2,121    $          (878)

Financial Position
Stockholders' equity, at period end                           $        11,801    $        12,129    $        11,801
Total capital, at period end (2)                              $        80,339    $        66,699    $        80,339

Common Share Data
Basic earnings per share                                      $          1.68    $         15.79    $         (6.90)
Diluted earnings per share                                    $          1.52    $         14.27    $         (6.90)
Book value per common share, at period end                    $         84.09    $         86.39    $         84.09
Weighted average common shares outstanding:
     Basic                                                        130,208,999        131,711,382        127,119,245
     Diluted                                                      146,442,842        148,575,469        127,119,245
Common shares outstanding, at period end (3)                      136,155,586        145,693,021        136,155,586

Financial Ratios
Return on average common equity (annualized)                              1.8%              19.1%             (29.1%)
Adjusted pre-tax profit margin (4)                                        3.5%              35.8%               n/a
Pre-tax profit margin (5)                                                 3.2%              34.1%               n/a
After-tax profit margin (6)                                               3.9%              22.3%               n/a
Compensation & benefits / Revenues, net of interest expense              57.6%              47.1%               n/a
Non-compensation / Revenues, net of interest expense                     39.1%              18.8%               n/a

Financial Ratios (pro forma) (7)
Diluted earnings per share                                    $          2.41                n/a                n/a
Return on average common equity (annualized)                              2.8%               n/a                n/a
Adjusted pre-tax profit margin (4)                                        7.4%               n/a                n/a
Pre-tax profit margin (5) (8)                                             6.9%               n/a                n/a
After-tax profit margin (6) (8)                                           6.0%               n/a                n/a
Non-compensation / Revenues, net of interest expense (8)                 35.5%               n/a                n/a

Other Data (in billions, except employees)
Margin debt balances, at period end                           $          85.8    $          78.6    $          85.8
Margin debt balances, average for period                      $          90.3    $          68.4    $          82.1
Customer short balances, at period end                        $          88.0    $          95.8    $          88.0
Customer short balances, average for period                   $          95.6    $          82.6    $          84.6
Securities borrowed, at period end                            $          63.0    $          57.6    $          63.0
Securities borrowed, average for period                       $          64.3    $          55.0    $          61.1
Free credit balances, at period end                           $          36.1    $          32.6    $          36.1
Free credit balances, average for period                      $          36.6    $          32.8    $          36.3
Assets under management, at period end                        $          44.6    $          52.5    $          44.6
Employees, at period end                                               14,153             13,566             14,153

                                                                              Three Months Ended
                                                             -------------------------------------------------------
                                                                 August 31,           May 31,        February 28,
                                                                    2007                2007             2007
                                                             -------------------------------------------------------
                                                              (in millions, except common share data and other data)
Results
Revenues, net of interest expense                             $         1,331    $         2,512    $         2,482
Net income/(loss)                                             $           171    $           362    $           554
Net income/(loss) applicable to common shares                 $           166    $           356    $           548
Adjusted net income/(loss) used for diluted
  earnings per share (1)                                      $           168    $           375    $           572

Financial Position
Stockholders' equity, at period end                           $        13,000    $        13,308    $        13,274
Total capital, at period end (2)                              $        78,151    $        75,098    $        71,768

Common Share Data
Basic earnings per share                                      $          1.30    $          2.78    $          4.23
Diluted earnings per share                                    $          1.16    $          2.52    $          3.82
Book value per common share, at period end                    $         91.82    $         92.50    $         90.57
Weighted average common shares outstanding:
     Basic                                                        128,949,234        131,684,419        133,094,747
     Diluted                                                      145,105,029        148,745,798        149,722,654
Common shares outstanding, at period end (3)                      144,582,401        144,748,090        145,129,095

Financial Ratios
Return on average common equity (annualized)                              5.3%              11.6%              18.3%
Adjusted pre-tax profit margin (4)                                       13.4%              23.3%              35.3%
Pre-tax profit margin (5)                                                13.1%              22.0%              33.7%
After-tax profit margin (6)                                              12.9%              14.4%              22.3%
Compensation & benefits / Revenues, net of interest expense              49.9%              49.0%              48.5%
Non-compensation / Revenues, net of interest expense                     37.0%              28.9%              17.8%

Financial Ratios (pro forma) (7)
Diluted earnings per share                                                n/a    $          3.40                n/a
Return on average common equity (annualized)                              n/a               15.6%               n/a
Adjusted pre-tax profit margin (4)                                        n/a               32.4%               n/a
Pre-tax profit margin (5) (8)                                             n/a               30.7%               n/a
After-tax profit margin (6) (8)                                           n/a               19.3%               n/a
Non-compensation / Revenues, net of interest expense (8)                  n/a               20.3%               n/a

Other Data (in billions, except employees)
Margin debt balances, at period end                           $          85.2    $         108.4    $          86.6
Margin debt balances, average for period                      $         102.2    $          95.4    $          81.3
Customer short balances, at period end                        $          81.9    $         109.0    $          95.1
Customer short balances, average for period                   $         102.2    $         101.9    $          94.0
Securities borrowed, at period end                            $          59.5    $          65.4    $          59.4
Securities borrowed, average for period                       $          69.7    $          66.6    $          59.9
Free credit balances, at period end                           $          35.8    $          36.4    $          37.1
Free credit balances, average for period                      $          38.4    $          38.0    $          33.8
Assets under management, at period end                        $          57.8    $          59.8    $          54.1
Employees, at period end                                               15,516             15,120             14,409

                                                                              Three Months Ended
                                                             -------------------------------------------------------
                                                                November 30,        August 31,          May 31,
                                                                    2006              2006               2006
                                                             -------------------------------------------------------
                                                              (in millions, except common share data and other data)
Results
Revenues, net of interest expense                             $         2,413    $         2,129    $         2,499
Net income/(loss)                                             $           563    $           438    $           539
Net income/(loss) applicable to common shares                 $           558    $           432    $           534
Adjusted net income/(loss) used for diluted
  earnings per share (1)                                      $           584    $           449    $           558

Financial Position
Stockholders' equity, at period end                           $        12,129    $        11,722    $        11,708
Total capital, at period end (2)                              $        66,699    $        61,923    $        58,355

Common Share Data
Basic earnings per share                                      $          4.42    $          3.34    $          4.12
Diluted earnings per share                                    $          4.00    $          3.02    $          3.72
Book value per common share, at period end                    $         86.39    $         81.52    $         79.30
Weighted average common shares outstanding:
     Basic                                                        129,182,315        132,086,016        132,810,062
     Diluted                                                      145,923,131        148,899,406        149,945,896
Common shares outstanding, at period end (3)                      145,693,021        146,303,331        147,021,508

Financial Ratios
Return on average common equity (annualized)                             20.5%              15.8%              20.1%
Adjusted pre-tax profit margin (4)                                       38.9%              32.7%              35.1%
Pre-tax profit margin (5)                                                37.0%              31.3%              33.4%
After-tax profit margin (6)                                              23.3%              20.6%              21.6%
Compensation & benefits / Revenues, net of interest expense              43.6%              48.1%              48.8%
Non-compensation / Revenues, net of interest expense                     19.4%              20.5%              17.8%

Financial Ratios (pro forma) (7)
Diluted earnings per share                                                n/a                n/a                n/a
Return on average common equity (annualized)                              n/a                n/a                n/a
Adjusted pre-tax profit margin (4)                                        n/a                n/a                n/a
Pre-tax profit margin (5) (8)                                             n/a                n/a                n/a
After-tax profit margin (6) (8)                                           n/a                n/a                n/a
Non-compensation / Revenues, net of interest expense (8)                  n/a                n/a                n/a

Other Data (in billions, except employees)
Margin debt balances, at period end                           $          78.6    $          68.9    $          72.7
Margin debt balances, average for period                      $          72.0    $          68.8    $          68.4
Customer short balances, at period end                        $          95.8    $          85.6    $          81.7
Customer short balances, average for period                   $          90.0    $          82.1    $          80.2
Securities borrowed, at period end                            $          57.6    $          53.1    $          52.1
Securities borrowed, average for period                       $          57.6    $          54.7    $          54.8
Free credit balances, at period end                           $          32.6    $          36.5    $          34.1
Free credit balances, average for period                      $          34.4    $          35.9    $          30.8
Assets under management, at period end                        $          52.5    $          50.2    $          47.9
Employees, at period end                                               13,566             13,134             12,519

                                                             Three Months Ended
                                                             ------------------
                                                                February 28,
                                                                    2006
                                                             ------------------
                                                               (in millions,
                                                               except common
                                                               share data and
                                                                other data)
Results
Revenues, net of interest expense                             $         2,185
Net income/(loss)                                             $           514
Net income/(loss) applicable to common shares                 $           509
Adjusted net income/(loss) used for diluted
  earnings per share (1)                                      $           529

Financial Position
Stockholders' equity, at period end                           $        11,166
Total capital, at period end (2)                              $        57,589

Common Share Data
Basic earnings per share                                      $          3.92
Diluted earnings per share                                    $          3.54
Book value per common share, at period end                    $         75.46
Weighted average common shares outstanding:
     Basic                                                        132,738,565
     Diluted                                                      149,417,369
Common shares outstanding, at period end (3)                      145,163,510

Financial Ratios
Return on average common equity (annualized)                             20.1%
Adjusted pre-tax profit margin (4)                                       36.1%
Pre-tax profit margin (5)                                                34.4%
After-tax profit margin (6)                                              23.5%
Compensation & benefits / Revenues, net of interest expense              47.9%
Non-compensation / Revenues, net of interest expense                     17.7%

Financial Ratios (pro forma) (7)
Diluted earnings per share                                                n/a
Return on average common equity (annualized)                              n/a
Adjusted pre-tax profit margin (4)                                        n/a
Pre-tax profit margin (5) (8)                                             n/a
After-tax profit margin (6) (8)                                           n/a
Non-compensation / Revenues, net of interest expense (8)                  n/a

Other Data (in billions, except employees)
Margin debt balances, at period end                           $          64.5
Margin debt balances, average for period                      $          64.5
Customer short balances, at period end                        $          78.1
Customer short balances, average for period                   $          78.2
Securities borrowed, at period end                            $          52.4
Securities borrowed, average for period                       $          52.9
Free credit balances, at period end                           $          30.6
Free credit balances, average for period                      $          29.9
Assets under management, at period end                        $          45.4
Employees, at period end                                               12,061

n/a - not applicable

(1) Represents net income/(loss) reduced for preferred stock dividends and increased for costs related to the CAP Plan and the redemption of preferred stock. For earnings per share, the costs related to the CAP Plan (net of tax) are added back as the shares related to the CAP Plan are included in weighted average common shares outstanding.
(2)   Includes stockholders' equity and long-term borrowings.
(3) Represents shares used to calculate book value per common share. Common shares outstanding include units issued under certain stock compensation plans which will be distributed as shares of common stock.
(4) Represents the ratio of income before both CAP Plan costs and provision for income taxes to revenues, net of interest expense.
(5) Represents the ratio of income before provision for income taxes to revenues, net of interest expense.
(6)   Represents the ratio of net income to revenues, net of interest expense.
(7) Excludes the effect of the $227.5 million pre-tax non-cash charge related to the write down of intangible assets, representing goodwill and specialist rights of Bear Wagner Specialists taken in the quarter ended May 31, 2007.
(8) In addition to excluding the effect of the non-cash charge related to the write down of intangible assets, this ratio also excludes the effect of the reduction of $10 million in costs associated with the CAP Plan related to the write down of intangible assets.


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